UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2014

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously announced, on November 17, 2014, the Company filed with the United States Bankruptcy Court for the District of Delaware (1) a proposed plan of reorganization (as may be amended, modified or supplemented from time to time, the "Proposed Plan") and (2) a related proposed disclosure statement (as may be amended, modified or supplemented from time to time, the "Proposed Disclosure Statement"). The Proposed Plan is consistent with that certain plan support agreement (the "PSA") entered into among the Company and with the holders of a majority of the outstanding principal amount of Exide’s senior secured notes on November 4, 2014.

On December 11, 2014, the Company announced that it entered into an amended and extended plan support agreement (the "Amended PSA") that extended the deadline to enter into the backstop commitment agreement under the existing PSA from December 10, 2014 to January 12, 2015. The Amended PSA is substantially similar to the PSA, which was attached to the Company’s Form 8-K report filed on November 5, 2014.

Attached hereto as Exhibit 99.1 is a press release issued by the Company.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated December 11, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

December 11, 2014	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 11, 2014